As filed with the Securities and Exchange Commission on Dec 19, 2001.

                                                   Registration No. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ROSS SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                           7372
  (STATE OR OTHER JURISDICTION OF                 (PRIMARY STANDARD INDUSTRIAL
  INCORPORATION OR ORGANIZATION)                   CLASSIFICATION CODE NUMBER)

                                   94-2170198
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                              TWO CONCOURSE PARKWAY
                                    SUITE 800
                                ATLANTA, GA 30328
                                 (770) 351-9600
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1991 EMPLOYEE STOCK PURCHASE PLAN
                             1998 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                              JAMES PATRICK TINLEY
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                               ROSS SYSTEMS, INC.
                              TWO CONCOURSE PARKWAY
                                    SUITE 800
                                ATLANTA, GA 30328
                                 (770) 351-9600

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                             WILLIAM K. GRAVES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

                         CALCULATION OF REGISTRATION FEE
================================================================================
---------------------------------------  -------------  ------------------  -----------------  -----------------
                                           AMOUNT TO        PROPOSED             PROPOSED
                                              BE            MAXIMUM              MAXIMUM           AMOUNT OF
                                          REGISTERED     OFFERING PRICE         AGGREGATE        REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED         (1)            PER SHARE         OFFERING PRICE          FEE
---------------------------------------  -------------  ------------------  -----------------  -----------------
1991 Employee Stock Purchase Plan
Common Stock, $0.001 par value
                                             20,000           $4.2925 (2)          $85,850            $20.52
---------------------------------------  -------------  ------------------  -----------------  -----------------
1998 Stock Option Plan
Common Stock, $0.001 par value              200,000             $5.05 (3)       $1,010,000           $241.39
---------------------------------------  -------------  ------------------  -----------------  -----------------
TOTAL REGISTRATION FEES                                                                              $261.91
---------------------------------------  -------------  ------------------  -----------------  -----------------

================================================================================

(1) 20,000 shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1991 Employee Stock Purchase Plan and 200,000 shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1998 Stock Option Plan as a result of amendments approved by the stockholders at the Registrant's Annual Meeting held on November 15, 2001.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in the following sentence) of the average of the high and low price of Registrant's Common Stock as reported on the Nasdaq National Market System on December 18, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1991 Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 200,000 shares of Common Stock authorized for issuance pursuant to the 1998 Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 17, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.


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


                                     PART II

        INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

 Statement Under General Instruction E - Registration of Additional Securities.

Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File Nos. 333-65660, 333-39348, 333-71005, 333-44665 and
333-36745, filed in connection with the 1991 Employee Stock Purchase Plan, and the 1998 Stock Option Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1991 Employee Stock Purchase Plan, and the 1998 Stock Option Plan, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration Statement:


                             (a) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 22, 1991.

                             (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

                             (c) The Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 8. EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index below).



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Ross Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Atlanta, State of Georgia, on December 18, 2001.


                                             ROSS SYSTEMS, INC.



                                             /s/ J. Patrick Tinley
                                             ---------------------
                                             J. Patrick Tinley,
                                             Chairman of the Board and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Patrick Tinley and Robert B. Webster, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


---------------------------------------------------------------------------------------------------
        SIGNATURE                           TITLE                                     DATE

---------------------------------------------------------------------------------------------------

      /s/ J. Patrick Tinley      Chairman of the Board, Chief Executive         December 18, 2001
---------------------------      Officer and Director (Principal
      J. Patrick Tinley          Executive Officer)



      /s/ Robert B. Webster      Executive Vice President,  Secretary and       December 18, 2001
----------------------------     Director
      Robert B. Webster



      /s/ Verome M. Johnston     Chief Financial Officer                        December 18, 2001
----------------------------     (Principal Financial Accounting Officer)
      Verome M. Johnston


      /s/ J. William Goodhew     Director                                       December 18, 2001
----------------------------
      J. William Goodhew


          /s/ Bruce J. Ryan      Director                                       December 18, 2001
----------------------------
          Bruce J. Ryan


     /s/ Frank M. Dickerson      Director                                       December 18, 2001
----------------------------
     Frank M. Dickerson


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



                               ROSS SYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

EXHIBIT NO.   DESCRIPTION

    5.1       Opinion of counsel as to legality of securities being registered.

   23.1        Consent of Arthur Andersen LLP, Independent Public Accountants.

   23.2        Consent of counsel (contained in Exhibit 5.1).

   24.1       Power of Attorney (included in Registration Statement on page 5).





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